Exhibit 5.1
September 17, 2007
Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) as filed by you with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the issuance by Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), of up to 7,168,159 shares (the “Shares”) of its common stock, par value $1.00 per share, in connection with the proposed merger of Mid-America Bancshares, Inc., a Tennessee corporation (“Mid-America”), with and into the Company, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated August 15, 2007, by and among the Company and Mid-America.
     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.
     We hereby consent to the reference to our law firm in the Registration Statement under the caption “Legal Matters” and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

Very Truly Yours,
/s/ Bass, Berry & Sims PLC
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